UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 17, 2018 (December 11, 2018)

Continental Materials Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-03834	36-2274391
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification Number)

440 S. LaSalle Drive, Suite 3100, Chicago, IL 60605

(Address of Principal Executive Offices) (Zip Code)

(312) 541-7200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement for Certain Officers.

On December 11, 2018, pursuant to the recommendation of its Compensation Committee (the “Compensation Committee”), the Board of Directors (the “Board”) of Continental Materials Corporation (the “Company”) adopted the Continental Materials Corporation Deferred Compensation Plan (the “Plan”). The Plan, which becomes effective on January 1, 2019, is a non-qualified deferred compensation plan for a select group of management and other highly compensated employees of the Company and its subsidiaries. All of the Company’s named executive officers will be eligible to participate in the Plan for the 2019 calendar year.

Participants in the Plan may defer the payment and taxation of up to 80% of base salary and up to 100% of their bonus compensation for a given year to a future distribution date or event.  Participant deferrals are 100% vested at all times. The Plan also allows for discretionary supplemental employer contributions by the Company, in the Company’s sole discretion, which are subject to a vesting schedule pursuant to which participants cliff vest and become 100% vested after being credited with three years of vesting service under the Plan. Participants also become 100% vested in any employer contributions in the event of death, disability, attaining age 60 or upon a change in control, subject to their continuous employment with the Company and certain affiliates at the time of such event.

A participant’s compensation deferrals and discretionary supplemental employer contributions (if any) will be adjusted for positive or negative earnings reflecting the experience of selected hypothetical investment funds offered under the Plan, which will be elected by the participant from a menu of options designated by the Compensation Committee from time to time.

A participant may elect to receive or begin receiving his or her deferred compensation and earnings thereon: (i) upon a fixed date; (ii) following separation from service from the Company; (iii) upon death; or (iv) following an unforeseeable emergency that results in “severe financial hardship” that is consistent with the meaning of such term under Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended; in each case either in a lump sum or in annual installments, as provided in the Plan and elected by the participant. Discretionary employer contributions, if any, will be paid to a participant following separation from service.  Pursuant to the terms of the Plan, payments may be accelerated in certain circumstances, to the extent permitted under Section 409A and the treasury regulations promulgated thereunder.

The Plan is intended to comply with Section 409A, and will be administered by the Compensation Committee or such other committee as is designated by the Board. The Company may amend or terminate the Plan at any time in accordance with its terms and in compliance with Section 409A.

The foregoing summary of the Plan is not complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached as Exhibit 10.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
10.1	Continental Materials Corporation Deferred Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Continental Materials Corporation

Date: December 17, 2018	By:	/s/Ryan Sullivan
Ryan Sullivan President and Chief Operating Officer